EXHIBIT 99.1

MINDSPEED® APPOINTS BRET JOHNSEN AS
SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

NEWPORT BEACH, Calif., June 16, 2008 – Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced the appointment of Bret Johnsen, 39, as senior vice president and chief financial officer effective July 7, 2008.  Johnsen joins the company from Broadcom Corporation where he served for more than eight years in various finance positions of increasing responsibility, most recently as vice president and corporate controller.  Johnsen will report directly to Raouf Halim, Mindspeed’s chief executive officer.

“We are delighted to appoint a new chief financial officer of Bret’s caliber and demonstrated management track record.  He brings to Mindspeed in-depth communications semiconductor industry and operational experience, enabling him to hit the ground running,” said Halim.  “I look forward to working closely with Bret as we pursue the growth opportunities ahead of us.”

Johnsen replaces Simon Biddiscombe who resigned effective April 21, 2008, to take the position of chief financial officer at QLogic Corporation.

“Mindspeed has a strong management team, excellent market traction in next-generation networks and is starting to deliver on its operating performance and cash flow potential,” said Johnsen.  “I am excited about joining the company at this stage of its growth, focusing on continuing to improve Mindspeed’s financial position and operating leverage.”

Johnsen has a seventeen-year track record of increasing financial management responsibility primarily with technology companies.  During his career at Broadcom, Johnsen served as director of finance and operations for worldwide manufacturing, as well as controller for central engineering and various business groups, including network infrastructure.  Prior to Broadcom, he served with Qualcomm Corporation for three years and began his career with Coopers & Lybrand.

Johnsen received a bachelor’s degree in accounting from the University of Southern California, a master’s degree in finance from San Diego State University and is a certified public accountant.

About Mindspeed Technologies®

Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide area networks.

The company’s three key product families include high-performance analog transmission and switching solutions, multiservice access products designed to support voice and data services across wireline and wireless networks, and WAN communications solutions including T/E carrier physical-layer and link-layer devices as well as ATM/MPLS network processors.

Mindspeed’s products are used in a wide variety of network infrastructure equipment including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.

To learn more, visit us at www.mindspeed.com

Safe Harbor Statement

This press release contains statements relating to Mindspeed, and our future results, including certain projections and business trends, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements also include statements regarding our growth opportunities, market traction, operating performance and cash flow potential and improvements in our financial position and operating leverage.  Actual results, and actual events that occur, may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: our ability to regain compliance with the minimum bid price listing standard and our ability to continue to meet other NASDAQ listing requirements; general market conditions; market demand for our new and existing products and our ability to increase our revenues; our ability to maintain operating expenses within anticipated levels; our ability to further generate cash; availability and terms of capital needed for our business; constraints in the supply of wafers and other product components from our third-party manufacturers; our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; our ability to attract and retain qualified personnel; successful development and introduction of new products; our ability to successfully integrate acquired businesses and realize the anticipated benefits from such acquisitions; our ability to obtain design wins and develop revenues from them; pricing pressures and other competitive factors; industry consolidation; order and shipment uncertainty; changes in our customers’ inventory levels and inventory management practices; fluctuations in manufacturing yields; product defects; and intellectual property infringement claims by others and the ability to protect our intellectual property, as well as other risks and uncertainties, including those detailed under the heading “Risk Factors” and in other sections of our Form 10-Q for the quarter ended March 28, 2008, which is on file with the Securities and Exchange Commission, and in our other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this press release are made as of the date hereof, based on information available to Mindspeed as of the date hereof, and we assume no obligation to update any forward-looking statement.

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